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EXHIBIT 23(g)(ii)

                      FOREIGN CUSTODIAN SERVICES AGREEMENT

         THIS AGREEMENT is made as of September 2, 2003 between PFPC TRUST COMPANY, a limited purpose trust company ("PFPC Trust") and WT INVESTMENT TRUST I, a Delaware business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services for foreign assets (as defined in Rule 17f-5 under the 1940 Act) in its investment portfolios listed on Exhibit A attached hereto and made a part hereof as such Exhibit A may be amended from time to time (each, a "Series"), and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or sub-custodians, as more fully described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

                  (a) "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on

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behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC Trust. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d) "Book-Entry System" means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                  (e)      "CEA" means the Commodities Exchange Act, as amended.

                  (f) "Oral Instructions" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person.

                  (g) "PFPC Trust" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

                  (h)      "SEC" means the Securities and Exchange Commission.

                  (i) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (j) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

                  (k)      "Property" means:

                           (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

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                           (ii)     all income in respect of any of such
                                    securities or other investment items;

                           (iii) all proceeds of the sale of any of such securities or investment items; and

                           (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

                  (l) "Written Instructions" mean written instructions signed by one Authorized Person and received by PFPC Trust. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints PFPC Trust to provide custodian services to the Fund, on behalf of the Series listed on Exhibit A and PFPC Trust accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC Trust with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC Trust or its affiliates to provide services;

                  (b) a copy of the Fund's most recent effective registration statement;

                  (c)      a copy of each Series' advisory agreements;

                  (d) a copy of the distribution agreement with respect to each class of Shares;

                  (e) a copy of each Series' administration agreement if PFPC Trust is not providing the Series with such services;

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                  (f)      copies of any shareholder servicing agreements made
in respect of the Fund or a Series; and

                  (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4.       COMPLIANCE WITH LAWS.

                  PFPC Trust undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or any Series.

         5.       INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions and Written Instructions.

                  (b) PFPC Trust shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.

                  (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming

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Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) Advice of the Fund. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC Trust receives from the Fund and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and, after notice to the Fund, to follow the advice of counsel. In the event PFPC Trust so relies on the advice of counsel, PFPC

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Trust remains liable for any action or omission on the part of PFPC Trust which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

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                  (d)      Protection of PFPC Trust. PFPC Trust shall be
protected in any action it takes or does not take in reliance upon Oral Instructions or Written Instructions it receives from the Fund or directions or advice from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC Trust when an action or omission on the part of PFPC Trust constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to the Fund and any Series, which are in the possession or under the control of PFPC Trust, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative, at the Fund's expense.

         8. CONFIDENTIALITY. PFPC Trust agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent

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shall not be unreasonably withheld and may not be withheld where PFPC Trust may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities, unless PFPC Trust is indemnified by the Fund.

         9. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Fund and each of the Series, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust.

         12. INDEMNIFICATION. The Fund, on behalf of each Series, agrees to indemnify and hold harmless PFPC Trust and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any

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state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC Trust takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC Trust's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

         13.      RESPONSIBILITY OF PFPC TRUST.

                  (a) PFPC Trust shall be under no duty to take any action on behalf of the Fund or any Series except as specifically set forth herein or as may be specifically agreed to by PFPC Trust in writing. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC Trust shall be liable for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Trust reasonably believes to be genuine; or (B) subject to

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section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable to the Fund or to any Series for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC Trust's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

                  (d) Notwithstanding anything to the contrary contained herein, PFPC Trust on behalf of itself and any and all of its affiliates or assignees hereunder, agrees to indemnify and hold harmless the Fund and its directors, officers and employees from and against any and all damages, losses, costs, taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), arising directly from any action or omission to act by PFPC Trust or any of its affiliates or assignees, as applicable, relating to this Agreement, including Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, except to the extent such Losses were caused directly by the willful misfeasance, bad faith, negligence or reckless disregard by the Fund of its duties under this Agreement

                  (e) Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), the

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Fund shall be responsible for any filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be required by any governmental authority, Book Entry System or depository. In addition, the Fund shall be responsible for the payment of any taxes and similar items (including without limitation penalties and interest related thereto).

         14.      DESCRIPTION OF SERVICES.

                  (a) Delivery of the Property. The Fund, will deliver or arrange for delivery to PFPC Trust, all the Property owned by a Series, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PFPC Trust will not be responsible for such property until actual receipt.

                  (b) Receipt and Disbursement of Money. PFPC Trust, acting upon Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PFPC Trust shall open separate custodial accounts for each separate Series of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Fund specifically designated to each separate Series.

                  PFPC Trust shall make cash payments from or for the Accounts of a Series only for:

                  (i) purchases of securities in the name of a Series or PFPC Trust or PFPC Trust's nominee as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                  (ii) purchase or redemption of Shares of the Fund delivered to PFPC Trust;

                  (iii) payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC Trust reasonably considers is required to be deducted or

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                           withheld "at source" will be governed by Section
                           14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Series;

                  (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

                  (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

                  (vi) payments of the amounts of dividends received with respect to securities sold short;

                  (vii) payments made to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

                  (viii) payments, upon Written Instructions, made for other proper Fund purposes.

         PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

                  (c)      Receipt of Securities; Sub-custodians.

                           (i) PFPC Trust shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer,

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                                    employee or agent of the Fund withdraw any
                                    securities.

                                    At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                                    In addition, PFPC Trust may enter into
                                    arrangements with sub-custodians with
                                    respect to services regarding foreign
                                    assets. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                                    PFPC Trust shall remain responsible for the performance of all of its duties described in this Agreement and shall hold the Fund and each Series harmless from its own acts or omissions, under the standard of care provided for herein, or the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c) to the same extent that PFPC Trust is responsible for its own acts and omissions under this Agreement.

                  (d) Transactions Requiring Instructions. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust shall:

                  (i) deliver any securities held for a Series against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

                  (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Series as owner of any securities may be exercised;

                  (iii) deliver any securities to the issuer thereof, or its agent, when such securities

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                           are called, redeemed, retired or otherwise become
                           payable; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                  (iv) deliver any securities held for a Series against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (v) deliver any securities held for a Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (vi) make such transfer or exchanges of the assets of the Series and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  (vii) release securities belonging to a Series to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Series; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (viii) release and deliver securities owned by a Series in connection with any repurchase agreement entered by the Fund on behalf of that Series, but only on receipt of payment therefor; and pay out monies of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

                  (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PFPC Trust; and

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                  (xi)     release and deliver or exchange securities owned by
                           the Fund for other corporate purposes.

                           PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d. (xi).

                  (e) Use of Book-Entry System or Other Depository. The Fund shall deliver to PFPC Trust certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PFPC Trust on a continuous basis, to deposit in Book-Entry Systems and other depositories all securities belonging to the Series eligible for deposit therein and to utilize Book-Entry Systems and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Series, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. Notwithstanding anything in this Agreement to the contrary, PFPC Trust's use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act.

         PFPC Trust shall administer the Book-Entry System as follows:

                  (i) With respect to securities of each Series which are maintained in a Book-Entry System or another depository, the records of PFPC Trust shall identify by Book-Entry or otherwise those securities belonging to each Series. PFPC Trust shall furnish to the Fund a detailed statement of the Property held for each Series under this Agreement at least monthly and from time to time and upon written request.

                  (ii) Securities and any cash of each Series deposited in a Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but

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                           may be commingled with other assets held in such
                           capacities. PFPC Trust and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                  (iii) All books and records maintained by PFPC Trust which relate to the Fund's participation in a Book-Entry System will at all times during PFPC Trust's regular business hours be open to the inspection of Authorized Persons, and PFPC Trust will furnish to Custodian and the Fund all information in respect of the services rendered as it may require.

         PFPC Trust will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                  (f) Registration of Securities. All Securities held for a Series which are issued or issuable only in bearer form, except such securities held in the Book-Entry System or in another depository, shall be held by PFPC Trust in bearer form; all other securities held for a Series may be registered in the name of the Fund on behalf of that Series, PFPC Trust, the Book-Entry System, another depository, a sub-custodian, or any duly appointed nominees of the Fund, PFPC Trust, Book-Entry System, depository or sub-custodian. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities, which it may hold for a Series.

                  (g) Voting and Other Action. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Series, except in accordance with Written Instructions. PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the

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registered holder of such securities. If the registered holder is not the Fund on behalf of a Series, then PFPC Trust shall deliver such materials timely to the applicable investment adviser for the Series or such other party as may be identified for such purpose in Written Instructions.

                  (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

                           (i)      Collection of Income and Other Payments.

                                    (A)      collect and receive for the account
                                             of each Series, all income,
                                             dividends, distributions, coupons,
                                             option premiums, other payments and
                                             similar items, included or to be
                                             included in the Property, and, in
                                             addition, promptly advise each
                                             Series of such receipt and credit
                                             such income, as collected, to each
                                             Series' custodian account;

                                    (B)      endorse and deposit for collection,
                                             in the name of the Fund, checks,
                                             drafts, or other orders for the
                                             payment of money;

                                    (C)      receive and hold for the account of
                                             each Series all securities received
                                             as a distribution on the Series'
                                             securities as a result of a stock
                                             dividend, share split-up or
                                             reorganization, recapitalization,
                                             readjustment or other rearrangement
                                             or distribution of rights or
                                             similar securities issued with
                                             respect to any securities belonging
                                             to a Series and held by PFPC Trust
                                             hereunder;

                                    (D)      present for payment and collect the
                                             amount payable upon all securities
                                             which may mature or be called,
                                             redeemed, or retired, or otherwise
                                             become payable (on a mandatory, not
                                             contingent, basis) on the date such
                                             securities become payable; and

                                    (E)      take any action which may be
                                             necessary and proper in connection
                                             with the collection and receipt of
                                             such income and other payments and
                                             the endorsement for collection of
                                             checks, drafts, and other
                                             negotiable instruments.

                           (ii)     Miscellaneous Transactions.

                                    (A)      deliver or cause to be delivered
                                             Property against payment or other
                                             consideration or written receipt
                                             therefor in the following cases:

                                             (1)  for examination by a broker or
                                                  dealer selling for the account
                                                  of a Series in accordance with
                                                  street delivery custom;

                                             (2)  for the exchange of interim
                                                  receipts or temporary
                                                  securities for definitive
                                                  securities; and

                                             (3)  for transfer of securities
                                                  into the name of the Fund on
                                                  behalf of a Series or PFPC
                                                  Trust or nominee of either, or
                                                  for exchange of securities for
                                                  a different number of bonds,
                                                  certificates, or other
                                                  evidence, representing the
                                                  same aggregate face amount or
                                                  number of units bearing the
                                                  same interest rate, maturity
                                                  date and call provisions, if
                                                  any; provided that, in any
                                                  such case, the new securities
                                                  are to be delivered to PFPC
                                                  Trust.

                                    (B)      Unless and until PFPC Trust
                                             receives Oral Instructions or
                                             Written Instructions to the
                                             contrary, PFPC Trust shall:

                                             (1)  pay all income items held by
                                                  it which call for payment upon
                                                  presentation and hold the cash
                                                  received by it upon such
                                                  payment for the account of
                                                  each Series;

                                             (2)  collect interest and cash
                                                  dividends received, with
                                                  notice to the Fund, to the
                                                  account of each Series;

                                             (3)  hold for the account of each
                                                  Series all stock dividends,
                                                  rights and similar securities
                                                  issued with respect to any
                                                  securities held by PFPC Trust;
                                                  and

                                             (4)  subject to receipt of such
                                                  documentation and information
                                                  as PFPC Trust may request,
                                                  execute as agent on behalf of
                                                  the Fund all necessary
                                                  ownership certificates
                                                  required by a national
                                                  governmental taxing authority
                                                  or under the laws of any U.S.
                                                  state now or hereafter in
                                                  effect, inserting the Fund's
                                                  name, on
                                                  behalf of a Series, on such
                                                  certificate as the owner of
                                                  the securities covered
                                                  thereby, to the extent it may
                                                  lawfully do so.

                           (iii)    Other Matters.

                                    (A)      subject to receipt of such
                                             documentation and information as
                                             PFPC Trust may request, PFPC Trust
                                             will, in such jurisdictions as PFPC
                                             Trust may agree from time to time,
                                             seek to reclaim or obtain a
                                             reduction with respect to any
                                             withholdings or other taxes
                                             relating to assets maintained
                                             hereunder (provided that PFPC Trust
                                             will not be liable for failure to
                                             obtain any particular relief in a
                                             particular jurisdiction); and

                                    (B)      PFPC Trust is authorized to deduct
                                             or withhold any sum in respect of
                                             tax which PFPC Trust reasonably
                                             considers is required to be
                                             deducted or withheld "at source" by
                                             any relevant law or practice.

                           (i)      Segregated Accounts.

                                    (i)      PFPC Trust shall upon receipt of
                                             Written Instructions or Oral
                                             Instructions establish and maintain
                                             segregated accounts on its records
                                             for and on behalf of each Series.
                                             Such accounts may be used to
                                             transfer cash and securities,
                                             including securities in a
                                             Book-Entry System or another
                                             depository:

                                             (A)  for the purposes of compliance
                                                  by the Fund with the
                                                  procedures required by a
                                                  securities or option exchange,
                                                  providing such procedures
                                                  comply with the 1940 Act and
                                                  any releases of the SEC
                                                  relating to the maintenance of
                                                  segregated accounts by
                                                  registered investment
                                                  companies; and

                                             (B)  upon receipt of Written
                                                  Instructions, for other proper
                                                  corporate purposes.

                           (ii)     PFPC Trust shall arrange for the
                                    establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among Custodian, the Fund, PFPC Trust and the Fund's transfer agent.

                  (j) Purchases of Securities. PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions on behalf of the Fund or its investment advisers that specify:

                           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                           (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                           (iii)    the date of purchase and settlement;

                           (iv)     the purchase price per unit;

                           (v)      the total amount payable upon such purchase;

                           (vi)     the Series involved; and

                           (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Series pay out of the monies held for the account of the Series the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

                  (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions on behalf of the Fund that specify:

                           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                           (ii) the number of shares or principal amount sold, and accrued interest, if any;

                           (iii)    the date of trade and settlement;

                           (iv)     the sale price per unit;

                           (v) the total amount payable to the Fund upon such sale;

                           (vi) the name of the broker through whom or the person to whom the sale was made; and

                           (vii) the location to which the security must be delivered and delivery deadline, if any; and

                           (viii)   the Series involved.

         PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Series upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Subject to the foregoing, PFPC Trust may accept payment in such form as is consistent with standard industry practice and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                  (l)      Reports; Proxy Materials.

                           (i) PFPC Trust shall furnish to the Fund the following reports:

                                    (A)      such periodic and special reports
                                             as the Fund may reasonably request;

                                    (B)      a monthly statement summarizing all
                                             transactions and entries for the
                                             account of each Series, listing
                                             each portfolio securities belonging
                                             to each Series (with the
                                             corresponding security
                                             identification number) held at the
                                             end of such month and stating the
                                             cash balance of each Series at the
                                             end of such month;

                                    (C)      the reports required to be
                                             furnished to the Fund pursuant to
                                             Rule 17f-4; and

                                    (D)      such other information as may be
                                             agreed upon from time to time
                                             between or the Fund and PFPC Trust.

                           (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as sub-custodian of the Property and PFPC Trust shall use its best efforts, within reasonable limits, to transmit promptly to the Fund any class action notices and tender or exchange offers. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events.

                  (m) Crediting of Accounts. PFPC Trust may in its sole discretion credit an Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC Trust's actual receipt thereof, and in addition PFPC Trust may in its sole discretion credit or debit the assets in an Account on a contractual settlement date with respect to any sale, exchange or purchase applicable to the Account; provided that nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. If PFPC Trust in its sole discretion credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. The Fund hereby grants a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust of any advance or credit made by PFPC Trust (including charges related thereto) to such Account.

                  (n) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

                  (o) Foreign Exchange. PFPC Trust and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may reasonably consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions.

         15. DURATION AND TERMINATION. This Agreement shall be effective on the date first written above and shall continue until August 31, 2005 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each provided that it may be terminated by the Fund or PFPC Trust without penalty during a Renewal Term upon written notice given at least sixty (60) days prior to termination. During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by the Fund or PFPC Trust for cause.

         With respect to the Fund, cause shall mean PFPC Trust's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PFPC Trust must receive written notice from the Fund specifying the material breach and PFPC Trust shall not have corrected such breach within a 30-day period. The Fund may terminate this Agreement for cause immediately in the event of the appointment of a conservator or receiver for PFPC Trust or any assignee or successor hereunder by the applicable regulator or upon the happening of a like event at the direction of any appropriate regulatory agency or court of competent jurisdiction. With respect to PFPC Trust, cause includes, but is not limited to, the failure of the Fund and each Series, to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PFPC Trust specifying the amount due and the Fund shall not have paid that amount within a 30-day period. A constructive termination of this Agreement will result where a substantial percentage of the Fund's assets are transferred, merged or are otherwise removed from the Fund to another fund(s) that is not serviced by PFPC Trust. Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, the Fund shall pay to PFPC Trust such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

         In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Series to the Fund. If a successor to PFPC Trust is not appointed by the Fund within such sixty (60) day period, PFPC Trust may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under the terms of this Agreement. PFPC Trust shall not be required to make any such delivery or payment until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs and expenses. PFPC Trust shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

         16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PFPC Trust at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19153, (or its successor) (b) if to the Fund, c/o Wilmington Trust Company, 1100 North Market St., Wilmington, DE., Attn: John R. Giles or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. DELEGATION; ASSIGNMENT. Subject to the provision of Section 14(c) hereof, PFPC Trust may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC Trust or The PNC Financial Services Group, Inc., provided that (i) PFPC Trust gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC Trust and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC Trust and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21.      MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              PFPC TRUST COMPANY

                              By:_________________________________

                              Title:______________________________

                              WT INVESTMENT TRUST I

                              By:_________________________________

                              Name: John R. Giles

                              Title: Vice President and Chief Financial Officer

                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                          SIGNATURE

___________________________

___________________________

___________________________

___________________________

___________________________

___________________________

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of September 2, 2003 is Exhibit A to that certain Custodian Services Agreement dated September 2, 2003 between PFPC Trust Company and WT Investment Trust I.

                                     Series

                       International Multi-Manager Series
                              Large Cap Core Series
                           WT Large Cap Growth Series
                         Large Cap Multi-Manager Series
                          Large Cap Quantitative Series
                             Large Cap Value Series
                                 Mid Cap Series
                          Mid Cap Multi-Manager Series
                           Mid Cap Quantitative Series
                              Mid Cap Value Series
                              Small Cap Core Series
                             Small Cap Growth Series
                         Small Cap Multi-Manager Series
                          Small Cap Quantitative Series
                             Small Cap Value Series
                               Real Estate Series
                               WT Balanced Series